SUB-ITEM 77Q1: Exhibits.

EX-99.77Q(a): Copies of any material amendments to the registrant’s charter or by-laws;

1) Amendment No. 23 to the Agreement and Declaration of Trust effective October 1, 2016 is incorporated herein by reference to Exhibit (a)(24) in Registrant’s Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725913)

2)                                                                  NORTHERN INSTITUTIONAL FUNDS

(a Delaware statutory trust)

AMENDMENT NO. 24 TO THE AGREEMENT

AND DECLARATION OF TRUST

This Amendment No. 24 (the “Amendment”) to the Agreement and Declaration of Trust of Northern Institutional Funds (the “Trust”) amends, effective October 7, 2016, the Agreement and Declaration of Trust of the Trust dated as of July 1, 1997, as amended (the “Declaration of Trust”).

WHEREAS, under Article V, Section 2 of the Declaration of Trust, the Trustees have full power and authority, in their sole discretion and without obtaining shareholder approval, to abolish any one or more series or classes of shares; and

WHEREAS, the Trustees have voted to approve the termination of the Tax-Exempt Portfolio;

NOW, THEREFORE, the Declaration of Trust is hereby amended as follows:

1. The Tax-Exempt Portfolio of the Trust is abolished and terminated.

2. All references in the Declaration of Trust to the “Declaration” shall mean the Declaration of Trust as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Declaration of Trust is hereby confirmed and remains in full force and effect.

3)                                                                                    AMENDMENT NO. 25

TO THE DECLARATION OF TRUST OF

NORTHERN INSTITUTIONAL FUNDS

(a Delaware statutory trust)

This Amendment No. 25 (the “Amendment”) to the Agreement and Declaration of Trust of Northern Institutional Funds (the “Trust”) amends, effective November 17, 2016, the Agreement and Declaration of Trust of the Trust dated as of July 1, 1997, as amended (the “Declaration of Trust”)

WHEREAS, on November 17, 2016, the Trustees unanimously voted to terminate the GFS Shares class of shares of beneficial interest of the Prime Obligations Portfolio (the “Portfolio”) of the Trust;

NOW, THERFORE, the Declaration of Trust is hereby amended as follows:

1. An unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust be, and hereby are, classified into four separate classes of shares designated as Shares, Service Shares, Premier Shares and Williams Capital Shares in the Prime Obligations Portfolio.

2. Each share of each such class of the Prime Obligations Portfolio shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Agreement and Declaration of Trust of the Trust with respect to each Portfolio’s shares of beneficial interest.

4. All references in the Declaration of Trust to the “Declaration” shall mean the Declaration of Trust as amended by this Amendment.

5. Except as specifically amended by this Amendment, the Declaration of Trust is hereby confirmed and remains in full force and effect.

EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

(1) Liquid Assets Prospectus-dated September 1, 2016 is hereby incorporated by reference to Pos Ami Amendment No. 102 filed with the Commission on September 1, 2016 (Accession No. 0001193125-16-698531).

2) Government Assets Portfolio Prospectus- dated October 1, 2016 is hereby incorporated by reference to Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725913).

3) Prime Obligations Portfolio Prospectus- dated October 11, 2016 is hereby incorporated by reference to Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016, (Accession No. 0001193125-16-725913) and Post-Effective Amendment No. 84 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725917).

4) Municipal Portfolio Prospectus- dated October 11, 2016 is hereby incorporated by reference to Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016, (Accession No. 0001193125-16-725913) and Post-Effective Amendment No. 84 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725917).

EX-99.77Q1(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

The termination of GFS Shares class of the Prime Obligations Portfolio is described in the Supplement to the Prospectus and Statement of Additional Information, Prime Obligations Portfolio — Shares, Service Shares, Premier Shares, GFS Shares and Williams Capital Shares dated November 30, 2016, incorporated by reference herein and filed with the Commission on November 30, 2016 (Accession No. 0001193125-16-780813). The termination of GFS Shares class and the rights of four separate classes of shares designated as Shares, Service Shares, Premier Shares and William Capital Shares with respect to Prime Obligations Portfolio are referenced in Registrant’s Amendment No. 25 to the Agreement and Declaration of Trust effective November 17, 2016 included herein in response to Sub-Item 77Q 1(a).

EX-99. Q 1(e) Copies of any new or amended Registrant investment advisory contracts

1) Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated July 1, 2016 is incorporated herein by reference to Exhibit (d)(14) in Registrant’s Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725913).

2) Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated August 1, 2016 is incorporated herein by reference to Exhibit (d)(15) in Registrant’s Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725913).

3) Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated October 1, 2016 is incorporated herein by reference to Exhibit (d)(16) in Registrant’s Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725913).

4) Fee Reduction Commitment between Registrant and Northern Trust Investments, Inc. dated July 25, 2016 is incorporated herein by reference to Exhibit (d)(17) in Registrant’s Post-Effective Amendment No. 83 filed with the Commission on September 29, 2016 (Accession No. 0001193125-16-725913).

EX-99.77Q1(f): Letters from registrant’s and independent accountants furnished pursuant to sub-items 77K and 77L

Ernst & Young LLP 155 North Wacker Drive Chicago, IL 60606	Tel: +1 312 879 2000 Fax: +1 312 879 4000 ey.com

January 27, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated January 27, 2017, of the Northern Institutional Funds (comprised of Government Assets Portfolio (formerly known as the Diversified Assets Portfolio), Treasury Portfolio, U.S. Government Portfolio, U.S. Government Select Portfolio, Municipal Portfolio, Liquid Assets Portfolio and Prime Obligations Portfolio) and are in agreement with the statements contained in the first and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP